UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): September 5, 2017

ASHFORD HOSPITALITY PRIME, INC.
(Exact name of registrant as specified in its charter)

MARYLAND	001-35972	46-2488594
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas	75254
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (972) 490-9600
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 5, 2017, the Board of Directors (the “Board”) of Ashford Hospitality Prime, Inc. (the “Company”) appointed Mr. Abteen Vaziri to the Board, who will also serve on the Audit Committee and the Nominating and Corporate Governance Committee, to be effective October 1, 2017.

Also on September 5, 2017, the Board accepted Ms. Sarah Zubiate Darrouzet’s resignation from the Board, to be effective October 1, 2017. Ms. Zubiate Darrouzet’s resignation was not because of any disagreements with the Company or the Board, or any matters relating to the Company’s operations, policies or practices.

In connection with Mr. Vaziri’s appointment, Mr. Vaziri will receive a grant of 2,133 shares of the Company’s restricted stock pursuant to the Company’s 2013 Equity Incentive Plan, which represents the Company’s annual grant of restricted stock to its non-employee directors pro-rated for Mr. Vaziri’s time spent on the Board prior to the Company’s 2018 annual shareholder meeting. Mr. Vaziri will also receive the standard compensation package paid to each of the non-employee members of the Board, including a $55,000 annual retainer, and will receive an additional annual retainer of $5,000 for serving on the Audit Committee, both of which will be pro-rated for Mr. Vaziri’s time spent on the Board prior to the Company’s 2018 annual shareholder meeting.

     Mr. Vaziri will enter into the Company’s form director confidentiality agreement in compliance with the Company’s Corporate Governance Guidelines. The director confidentiality agreement requires, subject to certain limited exceptions, that each director maintain the confidentiality of information relating to the Company, Ashford Hospitality Trust, Inc., Ashford Inc. and their affiliates and use such information solely for the purpose of serving on the Board and in connection with the Company’s business. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the actual director confidentiality agreement, a form of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on July 7, 2017.

In addition, Mr. Vaziri will enter into the Company’s form indemnification agreement for directors and executive officers, which provides for indemnification by the Company to the maximum extent permitted by Maryland law and is in addition to protections provided in the Company’s charter and bylaws. Under the form indemnification agreement, directors and executive officers will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against such directors and executive officers in connection with their duties. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the actual indemnification agreement, a form of which was previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on March 8, 2017.

There are no arrangements or understandings between Mr. Vaziri and any other person pursuant to which he was selected to serve as director. Neither Mr. Vaziri nor any of his related persons (as defined in Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) is a party to any transaction in which the Company is a participant that is required to be disclosed under Item 404(a) of Regulation S-K under the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2017

ASHFORD HOSPITALITY PRIME, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel